UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

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[X]	Definitive Proxy Statement
[ ]	Definitive Additional Materials
[ ]	Soliciting Material Pursuant to §240.14a-12

First Northern Community Bancorp

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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                    January 23, 2009

Dear Shareholder:

This letter is to inform you of an opportunity for First Northern Community Bancorp that requires us to conduct a special meeting of our shareholders.

U.S. Treasury Capital Purchase Program

First Northern Community Bancorp recently received preliminary approval to participate in the U.S. Department of the Treasury’s voluntary Capital Purchase Program (“Capital Purchase Program”), which is a component of the Treasury Department’s Troubled Asset Relief Program.  This Capital Purchase Program was established in response to the current economic conditions and designed to encourage qualifying U.S. financial institutions to increase the flow of lending to businesses and consumers in order to restore liquidity and stability in the U.S. financial system.  The Company has received preliminary approval for the maximum amount available to it of approximately $17,500,000.

Under the Capital Purchase Program, we would issue to the Treasury:

•	Up to $17,500,000 of non-voting preferred shares that carry a 5% coupon for each of the first five years and 9% per year thereafter, and

•
Warrants to purchase shares of our common stock amounting to 15% of the senior preferred amount, with the exercise price based on the trailing 20-day average closing price of our common stock ending December 17, 2008—based on our average closing price of $7.09 during this period, the Treasury would be eligible to exercise warrants to purchase approximately 370,240 shares of our common stock, or approximately 4.29% of our outstanding shares.

Special Meeting of Shareholders, Proxy Statement and Voting Instructions

Your Board of Directors believes that it is in the best interest of the Company and its shareholders to conduct a Special Meeting of Shareholders for the purpose of considering and voting on the adoption of proposed amendments to our Articles of Incorporation to authorize the issuance of preferred shares to the Treasury and create an exception to the preemptive rights provisions for the common stock subject to the warrants and thereby allow us to participate in the Capital Purchase Program.

The Special Meeting of Shareholders will be held on February 26, 2009, for shareholders of record as of the close of business on December 30, 2008.

1

Enclosed with this letter are the following materials related to the special meeting:

•	Notice of the Special Meeting of Shareholders

•	Proxy Statement

•	Proxy Card

•	Business Reply Postage-Paid Envelope

We encourage you to read these materials because they contain important information about the purpose of the Special Meeting.  The proposed amendments will each require the approval of a majority of the outstanding shares of our common stock to be adopted.  Your failure to vote will have the effect of a vote Against these proposals.

The Board of Directors of First Northern Community Bancorp urges you to vote For each of the amendments to our Articles of Incorporation and For a proposal to adjourn the meeting to solicit additional votes if necessary.

You may submit your vote by mail, or in person at the Special Meeting.  Detailed voting instructions are included in the enclosed Proxy Statement and Proxy Card.

Please Participate by Voting

Whether or not you plan to attend the special meeting, it is important that your shares be represented and voted.

Sincerely, Owen J. Onsum President and Chief Executive Officer

2

FIRST NORTHERN COMMUNITY BANCORP

195 North First Street

Dixon, California 95620

NOTICE OF SPECIAL MEETING

SHAREHOLDERS

To be held February 26, 2009

January 23, 2009

To our Shareholders:

You are cordially invited to attend a Special Meeting of Shareholders of First Northern Community Bancorp (the “Company”), to be held at the Company’s Operations Center at 210 Stratford Avenue, Dixon, CA, on February 26, 2009, at 9:00 am, local time, for the following purposes:

1.
To consider and act upon an amendment to Article 4 of our Articles of Incorporation to authorize the issuance of up to 18,500 shares of preferred stock, which we may only use to participate in the U.S. Department of the Treasury’s TARP Capital Purchase Program instituted under the Emergency Economic Stabilization Act of 2008 (the “Capital Purchase Program”).

2.
To consider and act upon an amendment to Article 5 of our Articles of Incorporation to create an exception to the preemptive rights provided to our shareholders with respect to the common stock subject to the warrants that would be issued to the Treasury pursuant to the Capital Purchase Program.

3.
To approve the adjournment or postponement of the Special Meeting, if necessary, to solicit additional proxies, in the event (a) there are not sufficient votes at the time of the Special Meeting to adopt Proposals 1 or 2, or (b) a quorum is not present at the time of the Special Meeting.

4.	To consider and act upon such other matters as may properly come before the Special Meeting or any adjournment thereof.

Important notice regarding the availability of Proxy Materials for the Special Meeting of Shareholders: This Proxy Statement is available on our website at www.thatsmybank.com under the “Investor Relations” link by clicking “SEC Filings.”

Shareholders of record of the Company at the close of business on December 30, 2008, are entitled to notice of and to vote at the Special Meeting and at any adjournment thereof.  Each shareholder is entitled to one vote for each share of common stock held regarding each matter properly brought before the Special Meeting.

Your vote is important, regardless of the number of shares of common stock you own.  Whether or not you plan to attend the Special Meeting in person, it is important that your shares of common stock be represented.  Please sign, date and return your proxy card.  A return envelope, which requires no postage if mailed in the U.S., has been provided for your use.  If you later decide to revoke your proxy for any reason, you may do so in the manner described in the accompanying Proxy Statement.

                By Order of the Board of Directors,

                Owen J. Onsum
                President and Chief Executive Officer

EVERY SHAREHOLDER’S VOTE IS IMPORTANT.  IF YOU ARE UNABLE TO BE PRESENT AT THE SPECIAL MEETING, YOU ARE REQUESTED TO COMPLETE AND RETURN PROMPTLY THE ENCLOSED PROXY SO THAT YOUR SHARES WILL BE REPRESENTED.  A STAMPED, ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE.

FIRST NORTHERN COMMUNITY BANCORP
195 North First Street
Dixon, California

PROXY STATEMENT FOR SPECIAL MEETING OF SHAREHOLDERS

INTRODUCTION

We are sending this Proxy Statement and the accompanying proxy card to you as a shareholder of First Northern Community Bancorp, a California corporation (the “Company”), in connection with the solicitation of proxies for the Special Meeting of Shareholders (the “Special Meeting”) to be held at the Company’s Operations Center, 210 Stratford Avenue, Dixon, CA, on February 26, 2009, at 9:00 am, local time.  We are soliciting proxies for use at the Special Meeting, or any adjournment thereof.  Only shareholders of record as of the close of business on December 30, 2008, which we refer to as the record date, will be entitled to vote at the Special Meeting.  The proxy solicitation materials for the Special Meeting will be distributed to shareholders of record on or about January 23, 2009.

INFORMATION ABOUT THE SPECIAL MEETING

Why is the Company holding a Special Meeting of Shareholders?

The recent challenges experienced as a result of turbulence in the financial markets make it necessary for financial institutions to not only preserve existing capital, but also to supplement such capital as a protection against further economic difficulties.  Recently, certain capital-raising opportunities have been developed by the U.S. Department of the Treasury through the TARP Capital Purchase Program instituted under the Emergency Economic Stabilization Act of 2008 (the “Capital Purchase Program”) that provide us with options to raise capital in a relatively low-cost manner.  While we believe our capital position is already sound, management would like to be in a position to take advantage of these opportunities to ensure that during these uncertain times, we are well-positioned to support our existing operations as well as anticipated future growth.  Participation in the Capital Purchase Program will require amendments to our Articles of Incorporation.  These amendments require shareholder approval.

When is the Special Meeting?

February 26, 2009 at 9:00 am, local time.

Where will the Special Meeting be held?

At the Company’s Operations Center, 210 Stratford Avenue, Dixon, CA.

What matters will be voted upon at the Special Meeting?

You will be voting on the following matters:

1.
A proposal to amend Article 4 of our Articles of Incorporation to authorize the issuance of up to 18,500 shares of preferred stock, which we may only use to participate in the Capital Purchase Program.

2.
A proposal to amend Article 5 of our Articles of Incorporation to create an exception to the preemptive rights provided to our shareholders with respect to the common stock subject to the warrants that would be issued to the Treasury pursuant to the Capital Purchase Program.

3.
A proposal to approve the adjournment or postponement of the Special Meeting, if necessary, to solicit additional proxies, in the event (a) there are not sufficient votes at the time of the Special Meeting to adopt Proposals 1 or 2, or (b) a quorum is not present at the time of the Special Meeting.

Why are the amendments to Articles 4 and 5 of the Company’s Articles of Incorporation necessary?

On December 18, 2008 we received preliminary approval to participate in the Capital Purchase Program.  Under the Capital Purchase Program, we will be able to sell senior preferred shares on standardized terms to the Treasury in amounts equal to between 1% and 3% of our risk-weighted assets or between $5,915,000 and $17,500,000.  Participation in the Capital Purchase Program is completely voluntary; however, we believe it is advisable to take advantage of this opportunity to raise additional relatively low-cost capital to ensure that during these uncertain times, we are well-positioned to support existing operations as well as anticipated future growth.  Because we are not currently authorized to issue preferred shares under our Articles of Incorporation, it is necessary for us to amend our Articles of Incorporation to authorize preferred shares in order to participate in the Capital Purchase Program.  Because our Articles of Incorporation currently give the holders of our common stock a preemptive right to purchase a proportionate share of any common stock that may be offered or sold by the Company, it is necessary to amend Article 5 of our Articles of Incorporation to create an exception to the preemptive rights provided to our shareholders with respect to the common stock subject to the warrants that would be issued to the Treasury pursuant to the Capital Purchase Program.  Even if the proposed amendments to our Articles of Incorporation are adopted, there can be no assurance that we will participate in the Capital Purchase Program.

Who can vote?

You are entitled to vote if you held of record shares of our common stock as of the close of business on December 30, 2008, the record date for the Special Meeting.

Each shareholder is entitled to one vote for each share of common stock held of record on December 30, 2008.  At the close of business on December 30, 2008, there were 8,638,710 shares of our common stock outstanding and entitled to vote.  The common stock is our only class of voting securities.

Regardless of the number of shares you own, it is important that you vote on the proposals.

How do I vote?

Your shares of common stock may be voted by one of the following methods:

•	by submitting the enclosed proxy card; or

•	in person at the meeting.

Voting in Person.  If you attend the Special Meeting, you may deliver your completed proxy card in person or you may vote by completing a ballot, which will be available at the Special Meeting.

If you hold your shares of common stock in “street name” through a broker, a financial institution or another nominee, then that nominee is considered the shareholder of record for voting purposes and should give you instructions for voting your shares of common stock.  As a beneficial owner, you have the right to direct that nominee how to vote the shares of common stock held in your account.  Your nominee may only vote the shares of our common stock that it holds for you in accordance with your instructions.  If you have instructed a broker, a financial institution or another nominee to vote your shares of common stock, the below-described options for revoking your proxy do not apply and instead you must follow the instructions provided by your nominee to change your vote.

If you hold your shares of common stock in “street name” and wish to attend the Special Meeting and vote in person, you must bring an account statement or letter from your broker, financial institution or other nominee authorizing you to vote on behalf of such nominee.  The account statement or letter must show that you were the direct or indirect beneficial owner of the shares of common stock on December 30, 2008, the record date for voting at the Special Meeting.

How will my shares of common stock be voted?

Those shares of common stock represented by properly executed proxy cards that are received prior to the Special Meeting, and not subsequently revoked, will be voted in accordance with your instructions by your proxy.  If you submit a valid proxy card prior to the Special Meeting, but do not complete the voting instructions, your proxy will vote your shares of common stock as recommended by the Board of Directors, except in the case of broker non-votes where applicable, as follows:

•
“FOR” Proposal 1, the adoption of the amendment to Article 4 of our Articles of Incorporation to authorize the Company to issue up to 18,500 shares of preferred stock pursuant to the Capital Purchase Program.

•
“FOR” Proposal 2, the adoption of an amendment to Article 5 of our Articles of Incorporation to create an exception to the preemptive rights provided to our shareholders with respect to the common stock that we may issue and sell pursuant to the warrants that would be issued to the Treasury pursuant to the Capital Purchase Program.

•
“FOR” Proposal 3, the approval of the adjournment or postponement of the Special Meeting, if necessary, to solicit additional proxies, in the event (a) there are not sufficient votes at the time of the Special Meeting to adopt Proposals 1 or 2, or (b) a quorum is not present at the time of the Special Meeting.

If you hold your shares in a bank or brokerage account you should be aware that if you fail to instruct your bank or broker how to vote, the bank or broker is not permitted to vote your shares in its discretion on your behalf on non-routine items such as Proposals 1, 2 and 3.  This will have the effect of a vote against Proposals 1 and 2 but will not have an effect on Proposal 3.

No dissenters’ rights exist for any action proposed to be taken at the Special Meeting.  If any other matters are properly presented for voting at the Special Meeting, the persons named as proxies will vote on those matters, to the extent permitted by applicable law, in accordance with their business judgment.

How do I change or revoke my proxy?

Shareholders who submit proxies retain the right to revoke them at any time before they are exercised.  Unless revoked, the shares of common stock represented by such proxies will be voted at the Special Meeting and any adjournment or postponement thereof.  You may revoke your proxy at any time before it is actually exercised at the Special Meeting by giving notice of revocation to the Company in writing.  The last-dated proxy you submit (by any means) will supersede any previously submitted proxy.  If you hold your shares of common stock in “street name” and instructed your broker, financial institution or other nominee to vote your shares of common stock and you would like to revoke or change your vote, then you must follow the instructions of your nominee.

If I vote in advance, can I still attend the Special Meeting?

Yes.  You are encouraged to vote promptly, by returning your signed proxy card by mail, so that your shares of common stock will be represented at the Special Meeting.  However, voting your shares of common stock does not affect your right to attend the Special Meeting and vote your shares of common stock in person.

What constitutes a quorum and how many votes are required for adoption of the proposals?

Under our Bylaws, a quorum is a majority of the shares of common stock outstanding.  Shares of common stock may be present in person or represented by proxy at the Special Meeting.  Both abstentions and broker non-votes are counted as being present for purposes of determining the presence of a quorum.  There were 8,638,710 shares of Company common stock outstanding and entitled to vote on December 30, 2008, the record date.  A majority of the outstanding shares of common stock, or 4,319,356 shares of common stock, present in person or represented by proxy, will constitute a quorum.  A quorum must exist to conduct business at the Special Meeting.

If a broker indicates on the form of Proxy that it does not have discretionary authority as to certain shares of common stock to vote on a particular matter, those shares of common stock will be considered as present for the purpose of determining the presence of a quorum but not entitled to vote with respect to that matter.

Votes Required for the Approval of the Proposals.  To approve the three proposals, the following votes are required:

Item	Vote Required	Impact of Abstentions and Broker Non-Votes, if any

Proposal 1 Amendment to Article 4 of our Articles of Incorporation	Approval of a majority of the outstanding shares of common stock	Abstention will not count as a vote cast on the proposal but has the same effect as a vote “AGAINST” the proposal Broker non-vote will have the same effect as a vote “AGAINST” the proposal

Proposal 2 Amendment to Article 5 of our Articles of Incorporation	Approval of a majority of the outstanding shares of common stock	Abstention will not count as a vote cast on the proposal but has the same effect as a vote “AGAINST” the proposal Broker non-vote will have the same effect as a vote “AGAINST” the proposal

Proposal 3 Adjournment or postponement of the Special Meeting	Approval of a majority of the shares of common stock present in person or represented by proxy and entitled to vote at the Special Meeting	Abstention will not count as a vote cast on the proposal but has the same effect as a vote “AGAINST” the proposal

Broker non-vote will not count as a vote on the proposal and will not affect the outcome of the vote

What is the recommendation of the Company’s Board of Directors?

The Company’s Board of Directors recommends that each shareholder vote “FOR” the adoption of the amendment to Article 4 of our Articles of Incorporation to authorize the Company to issue up to 18,500 shares of preferred stock pursuant to the Capital Purchase Program, FOR the adoption of the amendment to Article 5 of our Articles of Incorporation to create an exception to the preemptive rights provided to our shareholders with respect to the shares of common stock subject to the warrants to be issued pursuant to the Capital Purchase Program and “FOR” any proposal to adjourn the Special Meeting, if necessary, to solicit additional proxies, in the event there are not sufficient votes at the time of the Special Meeting to adopt the proposed amendments to Articles 4 and 5 of our Articles of Incorporation or a quorum is not present at the time of the Special Meeting.

What will the consequences be if the proposed amendments to Article 4 and 5 of our Articles of Incorporation are not approved?

If both of the proposed amendments to our Articles of Incorporation are not approved, we will not be able to participate in the Capital Purchase Program.  We may have a distinct disadvantage against competitors in the current environment and may be limited in our future ability to raise additional capital to ensure that during these uncertain times, we are well-positioned to support our existing operations as well as anticipated future growth.

Although we have not yet entered into a binding agreement with the Treasury to participate in the Capital Purchase Program, if we enter into such an agreement prior to obtaining shareholder approval and shareholder approvals for Proposals 1 and 2 are not obtained at the Special Meeting, we will be required to include such proposals at a shareholder meeting no less than once in each subsequent six-month period beginning on January 1, 2009 until both such approvals are obtained or made.

Who pays the cost of proxy solicitation?

We will pay the costs of preparing, assembling, printing and mailing this Proxy Statement, the accompanying proxy card and other related materials and all other costs incurred in connection with the solicitation of proxies on behalf of the Board of Directors.  Although we are soliciting proxies by mailing these proxy materials to our shareholders, our directors, officers and employees also may solicit proxies by further mailing, personal contact, telephone, facsimile or electronic mail without receiving any additional compensation for such solicitations.  Arrangements will also be made with brokerage firms, financial institutions and other nominees who are record holders of shares of common stock for the forwarding of solicitation materials to the beneficial owners of such shares of common stock.  We will reimburse these brokers, financial institutions and nominees for their reasonable out-of-pocket costs in connection therewith.

Who should I call if I have questions concerning this proxy solicitation or the proposals to be considered at the Special Meeting?

If you have any questions concerning the proposals to be considered at the Special Meeting or voting your shares, please call Owen John Onsum, President/CEO or Louise A. Walker, Sr. EVP/CFO at (707) 678-3041.

TARP CAPITAL PURCHASE PROGRAM

General

The purpose of the Special Meeting is to approve amendments to our Articles of Incorporation that will allow us to participate in the Capital Purchase Program should the Board of Directors deem it to be in the best interest of the Company and our shareholders.  On October 14, 2008 the Treasury announced the Capital Purchase Program to encourage U.S. financial institutions to build capital to increase the flow of financing to U.S. businesses and consumers and to support the U.S. economy.  The purpose of the Capital Purchase Program is to increase confidence in U.S. banks and increase the confidence of U.S. banks to deploy their capital.  Increased confidence is expected to result in increased lending.  The Capital Purchase Program was instituted by the Treasury pursuant to the Emergency Economic Stabilization Act of 2008 which provides up to $700 billion to the Treasury to buy mortgages and other assets from financial institutions and to invest and take equity positions in financial institutions.  Under the Capital Purchase Program, the Treasury has been authorized to purchase up to $250 billion of senior preferred shares from qualifying financial institutions that meet eligibility requirements and that elected to apply for participation by November 14, 2008.

On November 14, 2008 we filed an application with respect to the Capital Purchase Program and on December 18, 2008 we received preliminary approval to participate in the Capital Purchase Program.  The Company has received preliminary approval for the maximum amount available to the Company under the Capital Purchase Program of approximately $17,500,000.

Under the Program, we would issue to the Treasury:

•	Up to $17,500,000 of non-voting preferred shares that carry a 5% coupon for each of the first five years and 9% per year thereafter, and

•
Warrants to purchase shares of our common stock amounting to 15% of the senior preferred amount, with the exercise price based on the trailing 20-day average closing price of our common stock ending December 17, 2008—based on our average closing price of $7.09 during this period, the Treasury would be eligible to exercise warrants to purchase approximately 370,240 shares of our common stock, or approximately 4.29% of our outstanding shares.

In order to participate in the Capital Purchase Program, we will be required to amend our Articles of Incorporation to authorize the preferred stock and to create an exception to the preemptive rights provisions of our Articles of Incorporation with respect to the common stock subject to the warrants.  If we do not receive timely shareholder approval for both amendments to our Articles of Incorporation we may lose our ability to participate in the Capital Purchase Program.

Reasons for Participation in the Capital Purchase Program

The recent challenges for the U.S. and global economies experienced as a result of turbulence in the financial markets make it necessary for financial institutions not only to preserve existing capital, but also to supplement such capital as a protection against further economic difficulties.  Recently, certain relatively low cost capital-raising opportunities have been presented by the federal government that provides us with options to generate capital in a relatively low-cost manner.  While we believe our capital position is already sound, we would like to consider these opportunities to ensure that, during these uncertain times, we are well-positioned to support our existing operations as well as anticipated future growth.  We believe that our participation in the Capital Purchase Program will:

•	increase credit availability to our consumers and businesses;

•	improve our capital position;

•	improve our ability to leverage future strategic opportunities to grow and add value for our shareholders and clients; and

•	enhance our competitive position.

While the specifics of the Capital Purchase Program continue to evolve, we believe sufficient information and knowledge regarding the Capital Purchase Program has been gathered and analyzed, and that we should take advantage of this unique opportunity.

At this point, except with respect to the Treasury’s notification that we received preliminary approval, there is no binding agreement or commitment with respect to our participation in the Capital Purchase Program.  The Company and the Treasury must still negotiate the terms and conditions of our participation in the Capital Purchase Program, which means that closing of the transaction is not guaranteed.  Although we have no reason to believe that we will not be able to participate in the Capital Purchase Program, no assurances can be given:

•	that we will be able to participate in the Capital Purchase Program;

•	as to the approximate number of shares of preferred stock that we may issue pursuant to the Capital Purchase Program (subject to an overall limit of 18,500 shares); or

•	as to the amount of consideration we will receive from Treasury under the Capital Purchase Program.

A summary of the expected terms of the securities that the Treasury would purchase from us is set forth in Appendix B attached hereto.

The Board of Directors believes that it is in the best interests of the Company and its shareholders to place the Company in a position to pursue this opportunity to obtain additional capital at what the Board believes is an attractive cost through the Capital Purchase Program.

Effect of Participation in the Capital Purchase Program

As an eligible institution, we may sell an amount of preferred stock to the Treasury equal to not less than 1% of our risk-weighted assets and not more than 3% of our risk-weighted assets.  The preferred shares will:

•	be issued with a liquidation preference of at least $1,000 per share;

•	qualify as Tier 1 capital for bank regulatory purposes; and

•	rank senior to shares of our common stock.

By the terms of the Capital Purchase Program, the preferred shares will:

•	pay a cumulative dividend at a rate of 5% per annum for the first five years and will reset to a rate of 9% per annum after the fifth year - the dividend will be payable quarterly in arrears;

•	be non-voting, other than class voting rights on certain matters that could adversely affect the preferred shares; and

•
be callable by the Company at par after three years.  Prior to the end of three years, the preferred shares may be redeemed at par at the Company’s option with the proceeds from a qualifying equity offering of any Tier 1 perpetual preferred stock or shares of common stock.  The Treasury may also transfer the preferred shares to a third party at any time.

In conjunction with the purchase of preferred shares, the Treasury will receive warrants to purchase shares of our common stock with an aggregate market price equal to 15% of the aggregate amount of the investment in the preferred shares.  The initial exercise price for the warrants, and the market price for determining the number of shares of common stock subject to the warrants, will be the market price of our shares of common stock on the date of the preliminary approval, calculated on a 20-trading-day trailing average, subject to customary anti-dilution adjustments.  The warrants will have a term of 10 years and additional terms and features as set forth in Appendix B.  The Treasury will agree not to exercise voting power with respect to any shares of common stock that it acquires upon exercise of the warrants.  We will have to take the steps necessary to register, pursuant to the Securities Act of 1933, preferred shares issued by us and the related warrants and underlying common stock purchasable upon exercise.  The terms of the Capital Purchase Program provide that the common stock subject to the warrants must be free of preemptive rights.  Therefore, in order to participate in the Capital Purchase Program, it will be necessary to create an exception to the preemptive rights provisions of our Articles of Incorporation for such shares of common stock.

Based on the Capital Purchase Program term sheet provided by the Treasury, a copy of which is attached as Appendix B hereto, the following are the general effects on holders of common stock of participating financial institutions from the issuance of preferred shares to the Treasury under the Program:

•
Restrictions on Dividends.  The Treasury’s consent will be required for any increase in common dividends per share until the third anniversary of its preferred stock investment, unless the preferred stock has been redeemed or transferred in full to a third party.  This restriction does not apply to dividends payable in additional shares of common stock, such as the stock dividends we have distributed in the past.  For as long as any preferred shares are outstanding, no dividends may be declared or paid on junior preferred shares, preferred shares ranking pari passu with the preferred, or common shares (other than in the case of pari passu preferred shares, dividends on a pro rata basis with the Senior Preferred), nor may the QFI repurchase or redeem any junior preferred shares, preferred shares ranking pari passu with the Senior Preferred or common shares, unless (i) in the case of cumulative Senior Preferred all accrued and unpaid dividends for all past dividend periods on the Senior Preferred are fully paid or (ii) in the case of non-cumulative Senior Preferred the full dividend for the latest completed dividend period has been declared and paid in full.

•
Repurchases.  The Treasury’s consent shall be required for any share repurchases (other than (i) repurchases of the preferred shares and (ii) repurchases of junior preferred shares or common shares in connection with any benefit plan in the ordinary course of business consistent with past practice) until the third anniversary of the date of the Treasury’s investment unless prior to such third anniversary, the preferred shares are redeemed in whole or the Treasury has transferred all of the preferred shares to third parties.  In addition, there may be no share repurchases of junior preferred shares, other preferred shares ranking pari passu with the preferred shares, or common shares if prohibited as described under “Restrictions on Dividends” above.

•
Voting rights.  The preferred shares shall be non-voting, other than class voting rights on (i) any authorization or issuance of shares ranking senior to the preferred shares, (ii) any amendment to the rights of the preferred shares, or (iii) any merger, exchange or similar transaction which would adversely affect the rights of the preferred shares.

•
Right to appoint directors.  If dividends on the preferred shares are not paid in full for six dividend periods, whether or not consecutive, the preferred shares will have the right to elect two directors.  The right to elect directors will end when full dividends have been paid for four consecutive dividend periods.

To participate in the Capital Purchase Program, we are required to meet certain standards, including:

•	ensuring that incentive compensation for senior executives does not encourage unnecessary and excessive risks that threaten the value of the Company;

•	requiring a clawback of any bonus or incentive compensation paid to a senior executive based on statements of earnings, gains or other criteria that are later proven to be materially inaccurate;

•	prohibiting certain severance payments to senior executives generally referred to as “golden parachute” payments above specified limits set forth in the U.S. Internal Revenue Code; and

•	agreeing not to deduct for tax purposes executive compensation in excess of $500,000 for each senior executive.

If we participate in the Capital Purchase Program, we will need to adopt a clawback policy that complies with the Capital Purchase Program requirements.  In addition, we will be required to amend certain employment agreements with our executive officers to reduce payments to them in the event of a change in control.  Also, we believe that in at least some years our Chief Executive Officer could have compensation in excess of the $500,000 threshold and, therefore, we would not be able to deduct any amount in excess of that threshold.

If we issue $17,500,000 of preferred shares to the Treasury, we will also be required to issue to the Treasury warrants to purchase shares of common stock equal to 15% of the preferred shares, or $2,625,000.  Based on the trailing 20-day average closing price of our common stock ending December 17, 2008 of $7.09 per share, we would be required to issue the Treasury warrants to purchase approximately 370,240 shares of our common stock.  If the warrants were exercised in full, it would amount to approximately 4.29% of our currently issued and outstanding shares as of the record date, which would dilute the relative equity interests of the current holders of our shares of common stock.

The Company intends to utilize the proceeds of possible CPP funds to augment its capital position and to prudently extend lending activities in all of our markets. As a traditional community bank, the Company gathers local deposits and deploys them exclusively into loans within the markets served. The Company is committed to helping the businesses and consumers in our communities access suitable credit. Prior to such deployment, the funds may provide additional liquidity and augment investments. Should circumstances result in the Company being viewed as an acquirer of other financial institutions to the benefit of local communities in our market area, the Board of Directors would contemplate such usage as well.

Since the preferred shares will be generally non-voting (except for certain class voting rights and the issuance of the warrants as described above), the issuance of such preferred shares should not dilute the relative voting power of the current holders of common stock.  If dividends on the preferred shares are not paid in full for six dividend periods, whether or not consecutive, the preferred shares will have the right to elect two directors.  The right to elect directors will end when full dividends have been paid for four consecutive dividend periods.  Current shareholders would not have preemptive rights to acquire any additional shares of capital stock issued by the Company pursuant to the warrants and would have no right to purchase a proportionate share, or any portion, of any shares of preferred stock issued.

Pro Forma Financial Information

The following unaudited pro forma financial information of the Company for the fiscal year ended December 31, 2007 and the nine-months ended September 30, 2008 show the effects of a minimum of $5,915,000 and a maximum of $17,500,000 of preferred shares issued to the Treasury pursuant to the Capital Purchase Program.  The pro forma financial data presented below gives initial use of the proceeds to fund investments in federal agency backed securities at an assumed annual interest rate of 4.75%.  The pro forma financial data presented may change materially under either the “Minimum” or “Maximum” scenario based on the actual proceeds received under the Capital Purchase Program, the timing and utilization of the proceeds as well as certain other factors including the strike price of the warrants, any subsequent changes in the Company’s common stock price, and the discount rate used to determine the fair value of the preferred stock.  Accordingly, we can provide no assurance that the “Minimum” or “Maximum” pro forma scenarios included in the following unaudited pro forma financial data will ever be achieved.  We have included the following unaudited pro forma consolidated financial data solely for the purpose of providing shareholders with information that may be useful for purposes of considering and evaluating the proposals to amend our Articles of Incorporation.

	(AUDITED)
	Historical	Pro Forma (2)
	December 31, 2007	December 31, 2007
		Minimum	Maximum
ASSETS
Cash and due from banks	$52,090	$52,090	$52,090
Securities and other interest earning assets(1)	123,988	129,903	141,488
Loans, net of allowance for loan losses	499,314	499,314	499,314
Other assets	34,503	34,503	34,503
TOTAL ASSETS	$709,895	$715,810	$727,395

LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities

Deposits	$622,671	$622,671	$622,671
Borrowings	15,832	15,832	15,832
Other liabilities	7,417	7,417	7,417
TOTAL LIABILITIES	$645,920	$645,920	$645,920

Stockholders' equity
Preferred stock (1)	0	5,915	17,500
Common stock	50,956	50,956	50,956
Warrants	0	243	719
Discount on preferred (3) (4)	0	(243)	(719)
Additional paid in capital	977	977	977
Retained earnings	12,209	12,209	12,209
Accumulated other comprehensive loss	(167)	(167)	(167)
TOTAL STOCKHOLDERS' EQUITY	63,975	69,890	81,475

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$709,895	$715,810	$727,395
Common shares outstanding	8,169,772	8,169,772	8,169,772

(1)
The pro forma financial information reflects the issuance of a minimum of $5,915,000 and a maximum of $17,500,000 of shares of preferred stock and the initial investment of proceeds in federal agency backed securities at an assumed annual rate of 4.75%, which is the current market rate.

(2)	The balance sheet data gives effect to the equity proceeds as of the balance sheet date.
(3)
The carrying value of the preferred stock and warrants are based on a number of assumptions which are subject to change. These assumptions include the discount (market rate at issuance) rate on the preferred stock, and assumptions underlying the value of the warrants. The estimated proceeds are allocated based on the estimated relative fair value of the warrants at issue date as compared to the fair value of the preferred stock.  The fair value of the warrants is determined under a Black-Scholes model. The model includes assumptions regarding the Company’s common stock price, dividend yield, stock price volatility, as well as assumptions regarding the risk-free interest rate.

(4)
The discount is accreted back to par value on a constant effective yield method (approximately 6%) over a five-year term, which is the expected life of the preferred stock upon issuance. The estimated accretion is based on a number of assumptions which are subject to change. These assumptions include the discount (market rate at issuance) rate on the preferred stock, and assumptions underlying the value of the warrants.

	(AUDITED)
	Historical	Pro Forma(1)
	Period	Period Ended
	ended	December 31, 2007
	December 31, 2007	Minimum	Maximum
Income statement Data:
Total interest income(2)	$48,594	$48,875	$49,425
Total interest expense	11,738	11,738	11,738
Net interest income	$36,856	$37,137	$37,687
Provision for loan losses	4,795	4,795	4,795
Net interest income after provision for loan losses	32,061	32,342	32,892
Total noninterest income	7,160	7,160	7,160
Total noninterest expense	28,803	28,803	28,803

Income before income tax	10,418	10,699	11,249
Provision for income taxes	3,137	3,221	3,387
Net income	$7,281	$7,478	$7,862
Dividends on preferred shares(4)	—	296	875
Accretion of discount on preferred shares(4)(5)	—	43	128
Net income available to common shareholders	$7,281	$7,139	$6,859

Basic income per share	$0.83	$0.81	$0.78
Diluted income per share	$0.80	$0.78	$0.74

Average Basic Shares Outstanding	8,821,290	8,821,290	8,821,290
Average Diluted Shares Outstanding(3)	9,038,808	9,116,067	9,267,386
Return on average equity	11.59%	10.39%	8.54%

(1)	The income statement data gives effect to the equity proceeds at the beginning of the period.
(2)
The funds received from the issuance of preferred stock are assumed to be initially invested in federal agency backed securities at an assumed annual rate of 4.75%, which is the current market rate.  An incremental tax rate of approximately 30% was assumed.  Management expects the actual impact to net interest income to be different, because management expects to utilize a portion of the proceeds to fund loan growth. However, this impact cannot be estimated at this time because of the uncertainty of the timing and the pricing of such loans.

(3)	The pro forma average diluted shares outstanding include the estimated effect of the exercise of the warrants and are accounted for under the treasury stock method.
(4)
The effective dividend on the preferred consists of dividends on preferred stock at a 5% annual rate as well as accretion on discount on preferred stock upon issuance. The discount is determined based on the value that is allocated to the warrants upon issuance. The discount is accreted back to par value on a constant effective yield method (approximately 6%) over a five-year term, which is the expected life of the preferred stock upon issuance. The estimated accretion is based on a number of assumptions which are subject to change. These assumptions include the discount (market rate at issuance) rate on the preferred stock, and assumptions underlying the value of the warrants. The estimated proceeds are allocated based on the relative fair value of the warrants as compared to the fair value of the preferred stock.  The fair value of the warrants is determined under a Black-Scholes model. The model includes assumptions regarding the Company’s common stock price, dividend yield, stock price volatility, expected life of the warrants, as well as assumptions regarding the risk-free interest rate. The fair value of the preferred stock is determined based on assumptions regarding the discount rate (market rate) on the preferred stock (currently estimated at 12%).

(5)	The issuance costs expected to be incurred are immaterial therefore, no effect was given in the pro forma.

	(UNAUDITED)
	Historical	Pro Forma (2)
	September 30, 2008	September 30, 2008
		Minimum	Maximum
ASSETS
Cash and due from banks	$27,347	$27,347	$27,347
Securities and other interest earning assets(1)	58,337	64,252	75,837
Loans, net of allowance for loan losses	530,322	530,322	530,322
Other assets	41,517	41,517	41,517
TOTAL ASSETS	$657,523	$663,438	$675,023

LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities

Deposits	$559,222	$559,222	$559,222
Borrowings	30,577	30,577	30,577
Other liabilities	5,860	5,860	5,860
TOTAL LIABILITIES	$595,659	$595,659	$595,659

Stockholders' equity
Preferred stock (1)	0	5,915	17,500
Common stock	58,631	58,631	58,631
Warrants	0	243	719
Discount on preferred (3) (4)	0	(243)	(719)
Additional paid in capital	977	977	977
Retained earnings	3,568	3,568	3,568
Accumulated other comprehensive loss	(1,312)	(1,312)	(1,312)
TOTAL STOCKHOLDERS' EQUITY	61,864	67,779	79,364

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$657,523	$663,438	$675,023
Common shares outstanding	8,577,689	8,577,689	8,577,689

(1)
The pro forma financial information reflects the issuance of a minimum of $5,915,000 and a maximum of $17,500,000 of shares of preferred stock and the initial investment of proceeds in federal agency backed securities at an assumed annual rate of 4.75%, which is the current market rate.

(2)	The balance sheet data gives effect to the equity proceeds as of the balance sheet date.
(3)
The carrying value of the preferred stock and warrants are based on a number of assumptions which are subject to change. These assumptions include the discount (market rate at issuance) rate on the preferred stock, and assumptions underlying the value of the warrants. The estimated proceeds are allocated based on the estimated relative fair value of the warrants at issue date as compared to the fair value of the preferred stock.  The fair value of the warrants is determined under a Black-Scholes model. The model includes assumptions regarding the Company’s common stock price, dividend yield, stock price volatility, as well as assumptions regarding the risk-free interest rate.

(4)
The discount is accreted back to par value on a constant effective yield method (approximately 6%) over a five-year term, which is the expected life of the preferred stock upon issuance. The estimated accretion is based on a number of assumptions which are subject to change. These assumptions include the discount (market rate at issuance) rate on the preferred stock, and assumptions underlying the value of the warrants.

	(UNAUDITED)
	Historical	Pro Forma(1)
	Nine months	Nine months ended
	ended	September 30, 2008
	September 30, 2008	Minimum	Maximum

Total interest income(2)	$30,057	$30,268	$30,680
Total interest expense	5,029	5,029	5,029
Net interest income	25,028	25,239	25,651
Provision for loan losses	10,060	10,060	10,060
Net interest income after provision for loan losses	14,968	15,179	15,591
Total noninterest income	4,467	4,467	4,467
Total noninterest expense	20,833	20,833	20,833

(Loss) before income tax (benefit)	(1,398)	(1,187)	(775)
(Benefit) for income taxes	(1,566)	(1,484)	(1,313)
Net income	$168	$297	$538
Dividends on preferred shares(4)	—	222	656
Accretion of discount on preferred shares(4)(5)	—	32	96
Net income available to common shareholders	$168	$43	$(214)

Basic income (loss) per share	$0.02	$0.01	$(0.02)
Diluted income (loss) per share	$0.02	$0.00	$(0.02)

Average Basic Shares Outstanding	8,619,059	8,619,059	8,619,059
Average Diluted Shares Outstanding(3)	8,760,248	8,795,221	8,863,719
Return on average equity	0.27%	0.06%	(0.27)%

(1)	The income statement data gives effect to the equity proceeds at the beginning of the period.
(2)
The funds received from the issuance of preferred stock are assumed to be initially invested in federal agency backed securities at an assumed annual rate of 4.75%, which is the current market rate.  An incremental tax rate of approximately 30% was assumed.  Management expects the actual impact to net interest income to be different, because management expects to utilize a portion of the proceeds to fund loan growth. However, this impact cannot be estimated at this time because of the uncertainty of the timing and the pricing of such loans.

(3)	The pro forma average diluted shares outstanding include the estimated effect of the exercise of the warrants and are accounted for under the treasury stock method
(4)
The effective dividend on the preferred consists of dividends on preferred stock at a 5% annual rate as well as accretion on discount on preferred stock upon issuance. The discount is determined based on the value that is allocated to the warrants upon issuance. The discount is accreted back to par value on a constant effective yield method (approximately 6%) over a five-year term, which is the expected life of the preferred stock upon issuance. The estimated accretion is based on a number of assumptions which are subject to change. These assumptions include the discount (market rate at issuance) rate on the preferred stock, and assumptions underlying the value of the warrants. The estimated proceeds are allocated based on the relative fair value of the warrants as compared to the fair value of the preferred stock.  The fair value of the warrants is determined under a Black-Scholes model. The model includes assumptions regarding the Company’s common stock price, dividend yield, stock price volatility, expected life of the warrants, as well as assumptions regarding the risk-free interest rate. The fair value of the preferred stock is determined based on assumptions regarding the discount rate (market rate) on the preferred stock (currently estimated at 12%).

 (5)          The issuance costs expected to be incurred are immaterial therefore, no effect was given in the pro forma.

	As Reported	Min	Max	As Reported	Min	Max
	12/31/07	12/31/07	12/31/07	09/30/08	09/30/08	09/30/08
Total Risk Based Capital Ratio	11.77%	12.72%	14.56%	11.92%	12.88%	14.74%
Tier 1 Risk Based Capital Ratio	10.55%	11.50%	13.38%	10.66%	11.62%	13.49%

Tier 1 Leverage Ratio	8.98%	9.73%	11.18%	9.37%	10.15%	11.63%

PROPOSAL 1 - AMENDMENT OF THE ARTICLES OF INCORPORATION
    TO AUTHORIZE PREFERRED STOCK

(Item 1 on Proxy Card)

General

A proposal will be submitted to shareholders at the Special Meeting to approve an amendment (the “Preferred Stock Amendment”) to our Articles of Incorporation (“Articles”) to authorize a new class of capital stock. Article 4 of the Articles currently provides that our authorized capital stock consists of 16,000,000 shares of a single class of common stock having no par value.  The Preferred Stock Amendment would amend Article 4 so that it also authorizes us to issue up to 18,500 shares of preferred stock (“Preferred Stock”) as an additional class of capital stock.  Subject to the limitations described herein, our Board of Directors would be authorized to issue shares of Preferred Stock under the Capital Purchase Program by its resolution and without further shareholder approval.

If shareholders approve the Preferred Stock Amendment, then, to establish the preferred shares, the Board of Directors would approve and file a further amendment to the Articles that would specify the designation of that series of Preferred Stock and the number, terms, relative rights, preferences and limitations of shares as required by the Capital Purchase Program.  The Board of Directors will not be authorized to issue “blank check” preferred stock, or any shares of preferred stock other than pursuant to the Capital Purchase Program described in this proxy statement (subject to changes in the terms of the Capital Purchase Program).  If we wish in the future to issue shares of preferred stock other than with respect to the Capital Purchase Program, such issuance will require us to seek and obtain additional shareholder approval.

Anti-Takeover Effects

The purpose of the Preferred Stock Amendment is to provide us with the option of participation in the Capital Purchase Program, not to establish any barriers to a change of control or acquisition of the Company.  However, pursuant to the terms of the Capital Purchase Program, if we issue shares of preferred stock to the Treasury and we fail to pay the required dividends on the preferred shares for six dividend periods, the Treasury would have the right to elect two directors to our Board of Directors.  This right would continue until any suspended dividends are fully paid for four consecutive quarters.  This could be interpreted as having a potential anti-takeover effect.  The Preferred Stock Amendment is being recommended in order for us to be able to take advantage of the Capital Purchase Program if we so choose, and is not in response to any specific effort of which we are aware to obtain control of the Company, nor will the Board of Directors have the ability to use the Preferred Stock to impede a takeover attempt.

Effectiveness of the Preferred Stock Amendment

A copy of the Preferred Stock Amendment, which includes the text of Article 4 as it is proposed to be amended is attached as Appendix A to this Proxy Statement.  If shareholders approve the Preferred Stock Amendment, we will file an amendment to the Company’s Articles of Incorporation with the California Secretary of State as soon as practicable following the Special Meeting.  The Preferred Stock Amendment would become effective at the time it is filed.  If the Preferred Stock Amendment is not approved, we will be unable to participate in the Capital Purchase Program.

Although we have not yet entered into a binding agreement with the Treasury to participate in the Capital Purchase Program, if we enter into such an agreement prior to shareholder approval of the Preferred Stock Amendment and such approval is not obtained at the Special Meeting, we will be required to include such proposal at a shareholder meeting no less than once in each subsequent six-month period beginning on January 1, 2009 until such approval is obtained or made.

Your Board of Directors recommends that you vote “FOR” the Preferred Stock Amendment.

PROPOSAL 2 - AMENDMENT OF THE ARTICLES OF INCORPORATION
TO CREATE EXCEPTION TO THE PREEMPTIVE RIGHTS PROVISION

(Item 2 on Proxy Card)

General

A proposal will be submitted to shareholders at the Special Meeting to approve an amendment (the “Preemptive Rights Amendment”) to our Articles to authorize an amendment to the preemptive rights provisions of Article 5 to create an exception to the preemptive rights provided to the Company’s shareholders with respect to the common stock subject to the warrants that would be issued to the Treasury pursuant to the Capital Purchase Program.  Article 5 currently would provide each Company shareholder the right to subscribe for or purchase such shareholder’s proportionate share of the common stock that the Company would sell pursuant to the warrants.  The provisions of the Capital Purchase Program provide that the common stock issuable pursuant to the warrants must be free of preemptive rights.  Without the Preemptive Rights Amendment, we will not be able to participate in the Capital Purchase Program.  Based on an approximate average price of $7.09 we currently anticipate the Treasury would be able to exercise warrants to purchase approximately 370,240 shares of common stock, or approximately 4.29% of our outstanding shares.  Except as amended, the preemptive rights provided to shareholders under Article 5 will continue in full force and effect.

A copy of the Preemptive Rights Amendment, which includes the text of Article 5 as it is proposed to be amended, is attached as Appendix A to this Proxy Statement.  If the Preemptive Rights Amendment is approved by shareholders, the Preemptive Rights Amendment will become effective upon filing with the California Secretary of State, which we intend to do promptly following such approval.

Although we have not yet entered into a binding agreement with the Treasury to participate in the Capital Purchase Program, if we enter into such an agreement prior to obtaining shareholder approval for the Preemptive Rights Amendment and such approval is not obtained at the Special Meeting, we will be required to include such proposal at a shareholder meeting no less than once in each subsequent six-month period beginning on January 1, 2009 until such approval is obtained or made.

Your Board of Directors recommends that you vote “FOR” the Preemptive Rights Amendment.

PROPOSAL 3 - ADJOURNMENTS OR POSTPONEMENTS OF THE SPECIAL MEETING

(Item 3 on Proxy Card)

A proposal will be submitted to shareholders at the Special Meeting to approve the adjournment or postponement of such Meeting, if necessary, to solicit additional proxies in the event (a) there are not sufficient votes at the time of the Special Meeting to adopt Proposals 1 or 2, or (b) a quorum is not present at the time of the Special Meeting.  Any adjournment or postponement of the Special Meeting may be made without notice, other than by an announcement made at the Special Meeting.  Any adjournment or postponement of the Special Meeting for the purpose of soliciting additional proxies will allow shareholders who have already sent in their proxies to revoke them at any time prior to their use.

If we decide to participate in the Capital Purchase Program, pursuant to our discussions with Treasury representatives, we will be required to close the transaction under the Capital Purchase Program by March 6, 2009.  Therefore, if Proposals 1 and 2 are not approved at the Special Meeting, we may be unable to participate in the Capital Purchase Program, even if this proposal to adjourn or postpone the Special Meeting is approved.  Nevertheless, as we may be able to negotiate an extension to this deadline to obtain necessary shareholder approvals, we believe it prudent to seek shareholder approval for this proposal.

Although we have not yet entered into a binding agreement with the Treasury to participate in the Capital Purchase Program, if we enter into such an agreement prior to obtaining shareholder approvals for Proposals 1 and 2 and such approvals are not obtained at the Special Meeting, we will be required to include such proposals at a shareholder meeting no less than once in each subsequent six-month period beginning on January 1, 2009 until both such approvals are obtained or made.

Your Board of Directors recommends that you vote “FOR” Proposal 3.

PRINCIPAL SHAREHOLDERS

According to filings made with the SEC, as of the record date, other than as described below, no person or entity was the beneficial owner of more than 5% of the Company’s common stock.  Mr. Onsum filed a Schedule 13D with the Securities and Exchange Commission on January 8, 2003 reporting ownership in the aggregate of 6.5% of the Company’s common stock; however, with respect to 275,068 shares which has been adjusted to reflect 6% stock dividends for 2005, 2006, 2007, and 2008 and a 2 for 1 stock split in 2005 (approximately 3.1% of the outstanding Company common stock) included in such report, Mr. Onsum is a successor trustee of The Lowell H. Morris and Muriel M. Morris Revocable Trust, a private trust formed under the laws of the State of California (the “Trust”) of which he is not a named beneficiary and in which he has no pecuniary interest.  Mr. Onsum, Ms. Walker, and Mr. Walker are trustees of 82,061 shares of common stock held in the First Northern Bank of Dixon Profit Sharing Plan and share voting and investment power with respect to the named shares.  These shares represent 0.95% of the Company’s outstanding common stock and each trustee disclaims beneficial ownership of the shares held by the Profit Sharing Plan which were not allocated to such trustee pursuant to the terms of the Profit Sharing Plan.  The following table reflects the beneficial ownership of the Company’s common stock by each director, nominee and each executive officer named in the Summary Compensation Table, and by all directors and executive officers as a group.  The figures in the table are based on beneficial ownership as of December 30, 2008 and have been adjusted for the 6% stock dividend issued by the Company on February 29, 2008.  Except as indicated by footnotes and subject to community property laws, where applicable, the persons named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them.

Name	Shares beneficially owned	Shares acquirable within 60 days by exercise of options	Percent of stock
Lori J. Aldrete (1)	22,186	487	*
Frank J. Andrews, Jr.	10,829	487	*
John M. Carbahal (2)	44,516	487	*
Patrick S. Day	2,153	7,535	*
Gregory DuPratt (3)	23,268	487	*
John F. Hamel (4)	95,508	487	1.1%
Diane P. Hamlyn (5)	81,170	487	*
Foy S. McNaughton (6)	26,582	487	*
Owen J. Onsum (7)	359,699	99,824	5.3%
David W. Schulze (8)	208,141	487	2.4%
Andrew S. Wallace	1,266	487	*
Louise A. Walker (9)	112,441	156,647	3.1%
Robert M. Walker (10)	90,312	79,862	2.0%
All directors and executive officers as a group (13 people)	1,078,071	348,251	16.5%

__________________________

*        Less than 1%.

(1)	Includes 18,752 shares held jointly with Ms. Aldrete’s spouse.
(2)
Includes 13,484 shares held jointly with Mr. Carbahal’s spouse, 26,725 shares held by the Carbahal & Company Annual Accumulation, an accountancy corporation of which Mr. Carbahal is a principal and shareholder, and 1,844 shares held separately by Mr. Carbahal’s spouse.

(3)	Includes 9,436 shares held separately by Mr. DuPratt’s spouse.
(4)	Includes 66,124 shares held by the R/J Hamel Family Trust, of which Mr. Hamel is a co-trustee and shares voting and investment power with respect to such shares.
(5)
Includes 161 shares held by Ms. Hamlyn as custodian for Catherine S. Lindley, 99 shares held by Ms. Hamlyn as custodian for Stephen A. Lindley, 32,342 shares held separately in the name of Ms. Hamlyn’s spouse, 25,496 shares held jointly with Ms. Hamlyn’s spouse.

(6)	Includes 3,758 shares held by The McNaughton Family Trust of which Mr. McNaughton is a co-trustee and shares voting and investment power with respect to such shares.
(7)
Includes 123,248 shares held jointly with Mr. Onsum’s spouse, 82,061 shares held by the First Northern Bank of Dixon Profit Sharing Plan, of which Mr. Onsum is a trustee and shares voting and investment power with respect to such shares of which beneficial ownership of 4,095 shares is disclaimed by Mr. Onsum, and 149,726 shares held by a Trust, of which beneficial ownership is disclaimed by Mr. Onsum.

(8)	Includes 207,654 shares held by The Schulze Family Trust, of which Mr. Schulze is a co-trustee and shares voting and investment power with respect to such shares.
(9)
Includes 27,327 shares held jointly with Ms. Walker’s spouse, and 1,419 shares held by Ms. Walker as custodian for Jonathan Walker, 259 shares held by Ms. Walker as custodian for Steven Walker, 103 shares held by Ms. Walker as custodian for James R. Robinson, and 82,061 shares held by the First Northern Bank of Dixon Profit Sharing Plan, of which Ms. Walker is a trustee and shares voting and investment power with respect to such shares of which beneficial ownership of 2,043 shares is disclaimed by Ms. Walker. Ms. Walker and Mr. Walker are not related.

(10)
Includes 7,403 shares held by The Walker Family Trust, of which Mr. Walker is a co-trustee and shares voting and investment power with respect to such shares, and 82,061 shares held by the First Northern Bank of Dixon Profit Sharing Plan, of which Mr. Walker is a trustee and shares voting and investment power of which beneficial ownership of 2,445 shares is disclaimed by Mr. Walker. Mr. Walker and Ms. Walker are not related.

SPECIAL CAUTIONARY NOTICE
REGARDING FORWARD-LOOKING STATEMENTS

This Proxy Statement contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and subject to the “safe harbor” created by those sections.  Forward-looking statements include the information concerning possible or assumed future results of operations of the Company set forth in this Proxy Statement.  Forward-looking statements also include statements in which words such as “expect,” “anticipate,” “intend,” “plan,” “believe,” estimate,” “consider” or similar expressions are used, and include assumptions concerning the Company’s operations, future results and prospects.  These forward-looking statements are based upon current expectations and are subject to risks, uncertainties and assumptions, which are difficult to predict.  Therefore, actual outcomes and results may differ materially from those set forth in or implied by the forward-looking statements and related assumptions.  Some factors that may cause actual results to differ from the forward-looking statements include the following: (i) the effect of changing regional and national economic conditions, including the continuing fiscal challenges for the State of California and the financial crisis affecting the banking system and financial markets; (ii) uncertainty regarding the economic outlook resulting from the continuing hostilities in Iraq and the war on terrorism, as well as actions taken or to be taken by the United States or other governments as a result of further acts or threats of terrorism; (iii) significant changes in interest rates and prepayment speeds; (iv) credit risks of commercial, agricultural, real estate, consumer and other lending activities; (v) adverse effects of current and future federal and state banking or other laws and regulations or governmental fiscal or monetary policies including legislative responses to the financial crisis affecting the banking system and financial markets; (vi) competition in the banking industry; (vii) changes in demand for loan products and other bank products; (viii) changes in accounting standards; (ix) our decision to participate in the Capital Purchase Program and the final terms of such participation, changes to Capital Purchase Program documentation, future actions by the Treasury or the federal government or agencies; and (x) other external developments which could materially impact the Company’s operational and financial performance.  Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof.  The Company undertakes no obligation to update any forward-looking statements to reflect events or circumstances arising after the date on which they are made.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC.  You may read and copy any document that we file at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549.  Please call the SEC at 1-800-SEC-0330 for further information on the public reference room.  Our SEC filings are also available to the public from the SEC’s website at http://www.sec.gov

Any person, including any beneficial owner, to whom this proxy statement is delivered, may request copies of proxy statements or other information concerning us, without charge, by written or telephonic request directed to:

First Northern Community Bancorp
195 North First Street
Dixon, CA 95620
Telephone: (707) 678-3041
Attention: Investor Relations

INCORPORATION OF FINANCIAL INFORMATION

The following financial statements and other portions of the Company’s  Annual Report on Form 10-K for the fiscal year ended December 31, 2007 (the “Form 10-K”), and the Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2008 (the “Form 10-Q”) are incorporated by reference herein:

•	financial statements and supplementary financial information of the Company appearing in Part II, Item 8 to the Form 10-K and in Part I, Item 1 of the Form 10-Q;

•	management’s discussion and analysis of financial condition and results of operations appearing in Part II, Item 7 of the Form 10-K and Part I, Item 2 of the Form 10-Q;

•	quantitative and qualitative disclosures about market risk appearing in Part II, Item 7A of the Form 10-K and Part 1, Item 3 of the Form 10-Q; and

•	changes in and disagreements with accountants on accounting and financial disclosure appearing in Part II, Item 9 of the Form 10-K.

See “Where You Can Find More Information” on how to request copies of these documents.

All documents filed with the SEC by the Company pursuant to sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act subsequent to the date of this Proxy Statement and prior to the date of the Special Meeting are incorporated herein by reference.  Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Proxy Statement to the extent that a statement contained in another subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.

SHAREHOLDER PROPOSALS FOR THE 2009 PROXY STATEMENT

Under the rules of the SEC, if a shareholder wants to include a proposal in the Company’s proxy statement and form of proxy for presentation at the 2009 annual meeting of shareholders, the proposal must be received by the Company at its principal executive offices by December 12, 2008.

Under the Company’s bylaws, certain procedures are provided which a shareholder must follow to nominate persons for election as directors or to introduce an item of business at an annual meeting of shareholders.

Nomination of directors must be made by notification in writing delivered or mailed to the President of the Company at the Company’s principal executive offices not less than 30 days or more than 60 days prior to any meeting of shareholders called for election of directors and must contain certain information about the director nominee.  The Company’s annual meeting of shareholders is generally held in April or May.  If the Company’s 2009 annual meeting of shareholders that is due to be held May 19, 2009, is held on schedule, the Company must receive notice of any nomination no earlier than March 22, 2009, and no later than April 19, 2009.  The Chairman of the meeting may disregard the nomination of any person not made in compliance with the foregoing procedures.

Notice of any business item proposed to be brought before an annual meeting by a shareholder must be received by the Secretary of the Company not less than 70 days or more than 90 days prior to the first anniversary of the preceding year’s annual meeting unless the date of the 2009 annual meeting is advanced by more than 20 days or delayed by more than 70 days in which case notice must be received not more than 90 days and not less than the later of 70 days prior to the meeting or 10 days after the public announcement of the meeting date.  Assuming no such advance or delay, the Company must receive notice of any proposed business item no earlier than February 21, 2009, and no later than March 12, 2009.  If the Company does not receive timely notice, the Company’s bylaws preclude consideration of the business item at the annual meeting.  With respect to notice of a proposed item of business, the bylaws provide that the notice must include a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and certain information regarding the shareholder giving the notice.

A copy of the Company’s bylaws may be obtained upon written request to the Secretary of the Company at the Company’s principal executive offices.

ADDITIONAL INFORMATION

The management of the Company is not aware of any other matters to be presented for consideration at the Special Meeting or any adjournments or postponements thereof.  If any other matters should properly come before the Special Meeting, it is intended that the persons named in the enclosed proxy will vote the shares represented thereby in accordance with their best business judgment, pursuant to the discretionary authority granted therein.

                    By Order of the Board of Directors,

                    Owen J. Onsum
                    President and Chief Executive Officer

January 23, 2009

APPENDIX A

Amendments to Articles of Incorporation

CERTIFICATE OF AMENDMENT
TO THE
ARTICLES OF INCORPORATION
OF
FIRST NORTHERN COMMUNITY BANCORP

The undersigned certify that:

1.	They are the chief executive officer and secretary of FIRST NORTHERN COMMUNITY BANCORP, a California corporation.

2.	ARTICLE 4 of the Articles of Incorporation of this corporation is amended and restated in its entirety to read as follows:

“ARTICLE 4

“The Corporation is authorized to issue two classes of shares to be designated respectively Common Stock (“Common Stock”) and Preferred Stock (“Preferred Stock”).  The total number of shares of all classes of capital stock that the Corporation is authorized to issue is Sixteen Million, Eighteen Thousand, Five Hundred  (16,018,500) shares.  The total number of shares of Common Stock, without par value, the Corporation shall have authority to issue is Sixteen Million (16,000,000).  The total number of shares of Preferred Stock, par value $0.01 per share, the Corporation shall have authority to issue is Eighteen Thousand Five Hundred (18,500). The Board of Directors is hereby authorized from time to time in one or more series or classes to provide by resolution for the issuance of shares of preferred stock for purposes of permitting the corporation to participate in the Capital Purchase Program established by the United States Department of Treasury as part of the Troubled Asset Relief Program pursuant to the Emergency Economic Stabilization Act of 2008, as now existing or as the same may from time to time hereafter be amended (the “Capital Purchase Program”). Solely for the purpose of participation in the Capital Purchase Program and to the extent not prohibited by law, the Board of Directors is authorized: (i) to fix the number of shares of any series of Preferred Stock and to determine the designation of any such series, (ii) to determine or alter the rights, preferences, privileges and restrictions granted to or imposed upon any wholly unissued series of Preferred Stock, including but not limited to rights, preferences, privileges, and restrictions regarding dividends, liquidation, conversion, redemption and voting (including provisions specifying more than one vote per share) and, (iii) within the limits and restrictions stated in any resolution or resolutions of the Board of Directors originally fixing the number of shares constituting any series, to increase or decrease (but not below the number of shares of such series then outstanding) the number of shares of any such series subsequent to the issue of shares of that series.”

A-1

ARTICLE 5 of the Articles of Incorporation of this corporation is amended and restated in its entirety to read as follows.

“ARTICLE 5

“Except as specified herein below, each holder of Common Stock of the corporation shall have full preemptive rights, as defined by law, to subscribe for or purchase such holder’s proportionate share of any Common Stock that may be offered for sale or sold at any time by the corporation.  The Board of Directors shall have the power to prescribe a reasonable period of time within which the preemptive rights to subscribe to the new shares of Common Stock must be exercised.  The foregoing right shall not apply to the sale or issuance by the corporation of additional shares of Common Stock (i) in connection with the acquisition by the corporation of another entity or business segment of any such entity by merger, purchase of all or substantially all the assets or other type of acquisition transaction; (ii) pursuant to any stock option, stock purchase or other stock plan, agreement or arrangement previously approved by the corporation’s shareholders; (iii) in a public offering provided that the terms of the offering include a requirement that if the offering is over-subscribed, shares will be allocated on a pro rata basis based on actual paid subscriptions received by the corporation; or (iv) pursuant to warrants or other rights issued to the United States Department of Treasury pursuant to corporation’s participation in the Capital Purchase Program, or otherwise in connection with the Capital Purchase Program.

3.	The foregoing amendments have been duly approved by the board of directors.

4.
The foregoing amendments have been duly approved by the required vote of shareholders in accordance with Sections 902 and 903 of the California Corporations Code.  The total number of outstanding shares of each class entitled to vote with respect to the amendment is 8,638,710 shares of common stock.  The number of shares voting in favor of the amendment equaled or exceeded the vote required.  The percentage vote required was more than 50% of the outstanding shares of common stock.

I further declare under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of my own knowledge.

Dated:

__________________________________________
Owen J. Onsum
Chief Executive Officer

__________________________________________
Lynn Campbell
Secretary

                                                                                    A-2

APPENDIX B

TARP Capital Purchase Program

Senior Preferred Stock and Warrants

Summary of Senior Preferred Terms

Issuer:
Qualifying Financial Institution (“QFI”) means (i) any U.S. bank or U.S. savings association not controlled by a Bank Holding Company (“BHC”) or Savings and Loan Holding Company (“SLHC”); (ii) any U.S. BHC, or any U.S. SLHC which engages only in activities permitted for financial holdings companies under Section 4(k) of the Bank Holding Company Act, and any U.S. bank or U.S. savings association controlled by such a qualifying U.S. BHC or U.S. SLHC; and (iii) any U.S. BHC or U.S. SLHC whose U.S. depository institution subsidiaries are the subject of an application under Section 4( c )(8) of the Bank Holding Company Act; except that QFI shall not mean any BHC, SLHC, bank or savings association that is controlled by a foreign bank or company.  For purposes of this program, “U.S. bank”, “U.S. savings association”, “U.S. BHC” and “U.S. SLHC” means a bank, savings association, BHC or SLHC organized under the laws of the United Sates or any State of the United States, the District of Columbia, any territory or possession of the United States, Puerto Rico, Northern Mariana Islands, Guam, American Samoa, or the Virgin Islands.  The United States Department of the Treasury will determine eligibility and allocation for QFls after consultation with the appropriate Federal banking agency.

Initial Holder:	United States Department of the Treasury (the “UST”).

Size:	QFls may sell preferred to the UST subject to the limits and terms described below.

Each QFI may issue an amount of Senior Preferred equal to not less than 1% of its risk-weighted assets and not more than the lesser of (i) $25 billion and (ii) 3% of its risk-weighted assets.

Security:
Senior Preferred, liquidation preference $1,000 per share.  (Depending upon the QFl’s available authorized preferred shares, the UST may agree to purchase Senior Preferred with a higher liquidation preference per share, in which case the UST may require the QFI to appoint a depositary to hold the Senior Preferred and issue depositary receipts.)

B-1

Ranking:	Senior to common stock and pari passu with existing preferred shares other than preferred shares which by their terms rank junior to any existing preferred shares.

Regulatory Capital Status:	Tier 1.

Term:	Perpetual life.

Dividend:
The Senior Preferred will pay cumulative dividends at a rate of 5% per annum until the fifth anniversary of the date of this investment and thereafter at a rate of 9% per annum.  For Senior Preferred issued by banks which are not subsidiaries of holding companies, the Senior Preferred will pay non-cumulative dividends at a rate of 5% per annum until the fifth anniversary of the date of this investment and thereafter at a rate of 9% per annum.  Dividends will be payable quarterly in arrears on February 15, May 15, August 15 and November 15 of each year.

Redemption:
Senior Preferred may not be redeemed for a period of three years from the date of this investment, except with the proceeds from a Qualified Equity Offering (as defined below) which results in aggregate gross proceeds to the QFI of not less than 25% of the issue price of the Senior Preferred.  After the third anniversary of the date of this investment, the Senior Preferred may be redeemed, in whole or in part, at any time and from time to time, at the option of the QFI.  All redemptions of the Senior Preferred shall be at 100% of its issue price, plus (i) in the case of cumulative Senior Preferred, any accrued and unpaid dividends and (ii) in the case of non-cumulative Senior Preferred, accrued and unpaid dividends for the then current dividend period (regardless of whether any dividends are actually declared for such dividend period), and shall be subject to the approval of the QFl’s primary federal bank regulator.

“Qualified Equity Offering” shall mean the sale by the QFI after the date of this investment of Tier 1 qualifying perpetual preferred stock or common stock for cash.

Following the redemption in whole of the Senior Preferred held by the UST, the QFI shall have the right to repurchase any other equity security of the QFI held by the UST at fair market value.

B-2

Restrictions on Dividends:
For as long as any Senior Preferred is outstanding, no dividends may be declared or paid on junior preferred shares, preferred shares ranking pari passu with the Senior Preferred, or common shares (other than in the case of pari passu preferred shares, dividends on a pro rata basis with the Senior Preferred), nor may the QFI repurchase or redeem any junior preferred shares, preferred shares ranking pari passu with the Senior Preferred or common shares, unless (i) in the case of cumulative Senior Preferred all accrued and unpaid dividends for all past dividend periods on the Senior Preferred are fully paid or (ii) in the case of non-cumulative Senior Preferred the full dividend for the latest completed dividend period has been declared and paid in full.

Common dividends:
The UST’s consent shall be required for any increase in common dividends per share until the third anniversary of the date of this investment unless prior to such third anniversary the Senior Preferred is redeemed in whole or the UST has transferred all of the Senior Preferred to third parties.

Repurchases:
The UST’s consent shall be required for any share repurchases (other than (i) repurchases of the Senior Preferred and (ii) repurchases of junior preferred shares or common shares in connection with any benefit plan in the ordinary course of business consistent with past practice) until the third anniversary of the date of this investment unless prior to such third anniversary the Senior Preferred is redeemed in whole or the UST has transferred all of the Senior Preferred to third parties.  In addition, there shall be no share repurchases of junior preferred shares, preferred shares ranking pari passu with the Senior Preferred, or common shares if prohibited as described above under “Restrictions on Dividends”.

Voting rights:
The Senior Preferred shall be non-voting, other than class voting rights on (i) any authorization or issuance of shares ranking senior to the Senior Preferred, (ii) any amendment to the rights of Senior Preferred, or (iii) any merger, exchange or similar transaction which would adversely affect the rights of the Senior Preferred.

If dividends on the Senior Preferred are not paid in full for six dividend periods, whether or not consecutive, the Senior Preferred will have the right to elect 2 directors.  The right to elect directors will end when full dividends have been paid for four consecutive dividend periods.

B-3

Transferability:
The Senior Preferred will not be subject to any contractual restrictions on transfer.  The QFI will file a shelf registration statement covering the Senior Preferred as promptly as practicable after the date of this investment and, if necessary, shall take all action required to cause such shelf registration statement to be declared effective as soon as possible.  The QFI will also grant to the UST piggyback registration rights for the Senior Preferred and will take such other steps as may be reasonably requested to facilitate the transfer of the Senior Preferred including, if requested by the UST, using reasonable efforts to list the Senior Preferred on a national securities exchange.  If requested by the UST, the QFI will appoint a depositary to hold the Senior Preferred and issue depositary receipts.

Executive Compensation:
As a condition to the closing of this investment, the QFI and its senior executive officers covered by the EESA shall modify or terminate all benefit plans, arrangements and agreements (including golden parachute agreements) to the extent necessary to be in compliance with, and following the closing and for so long as UST holds any equity or debt securities of the QFI, the QFI shall agree to be bound by, the executive compensation and corporate governance requirements of Section 111 of the EESA and any guidance or regulations issued by the Secretary of the Treasury on or prior to the date of this investment to carry out the provisions of such subsection.  As an additional condition to closing, the QFI and its senior executive officers covered by the EESA shall grant to the UST a waiver releasing the UST from any claims that the QFI and such senior executive officers may otherwise have as a result of the issuance of any regulations which modify the terms of benefits plans, arrangements and agreements to eliminate any provisions that would not be in compliance with the executive compensation and corporate governance requirements of Section 111 of the EESA and any guidance or regulations issued by the Secretary of the Treasury on or prior to the date of this investment to carry out the provisions of such subsection.

B-4

Summary of Warrant Terms

Warrant:
The UST will receive warrants to purchase a number of shares of common stock of the QFI having an aggregate market price equal to 15% of the Senior Preferred amount on the date of investment, subject to reduction as set forth below under “Reduction”.  The initial exercise price for the warrants, and the market price for determining the number of shares of common stock subject to the warrants, shall be the market price for the common stock on the date of the Senior Preferred investment (calculated on a 20-trading day trailing average), subject to customary anti-dilution adjustments.  The exercise price shall be reduced by 15% of the original exercise price on each six-month anniversary of the issue date of the warrants if the consent of the QFI stockholders described below has not been received, subject to a maximum reduction of 45% of the original exercise price.

Term:	10 years

Exercisability:	Immediately exercisable, in whole or in part

Transferability:
The warrants will not be subject to any contractual restrictions on transfer; provided that the UST may only transfer or exercise an aggregate of one-half of the warrants prior to the earlier of (i) the date on which the QFI has received aggregate gross proceeds of not less than 100% of the issue price of the Senior Preferred from one or more Qualified Equity Offerings and (ii) December 31, 2009.  The QFI will file a shelf registration statement covering the warrants and the common stock underlying the warrants as promptly as practicable after the date of this investment and, if necessary, shall take all action required to cause such shelf registration statement to be declared effective as soon as possible.  The QFI will also grant to the UST piggyback registration rights for the warrants and the common stock underlying the warrants and will take such other steps as may be reasonably requested to facilitate the transfer of the warrants and the common stock underlying the warrants.  The QFI will apply for the listing on the national exchange on which the QFl’s common stock is traded of the common stock underlying the warrants and will take such other steps as may be reasonably requested to facilitate the transfer of the warrants or the common stock.

Voting:	The UST will agree not to exercise voting power with respect to any shares of common stock of the QFI issued to it upon exercise of the warrants.

B-5

Reduction:
In the event that the QFI has received aggregate gross proceeds of not less than 100% of the issue price of the Senior Preferred from one or more Qualified Equity Offerings on or prior to December 31, 2009, the number of shares of common stock underlying the warrants then held by the UST shall be reduced by a number of shares equal to the product of (i) the number of shares originally underlying the warrants (taking into account all adjustments) and (ii) 0.5.

Consent:
In the event that the QFI does not have sufficient available authorized shares of common stock to reserve for issuance upon exercise of the warrants and/or stockholder approval is required for such issuance under applicable stock exchange rules, the QFI will call a meeting of its stockholders as soon as practicable after the date of this investment to increase the number of authorized shares of common stock and/or comply with such exchange rules, and to take any other measures deemed by the UST to be necessary to allow the exercise of warrants into common stock.

Substitution:
In the event the QFI is no longer listed or traded on a national securities exchange or securities association, or the consent of the QFI stockholders described above has not been received within 18 months after the issuance date of the warrants, the warrants will be exchangeable, at the option of the UST, for senior term debt or another economic instrument or security of the QFI such that the UST is appropriately compensated for the value of the warrants, as determined by the UST.

B-6

APPENDIX B

TARP Capital Purchase Program

Senior Preferred Stock and Warrants

Summary of Senior Preferred Terms

Issuer:
Qualifying Financial Institution (“QFI”) means (i) any U.S. bank or U.S. savings association not controlled by a Bank Holding Company (“BHC”) or Savings and Loan Holding Company (“SLHC”); (ii) any U.S. BHC, or any U.S. SLHC which engages only in activities permitted for financial holdings companies under Section 4(k) of the Bank Holding Company Act, and any U.S. bank or U.S. savings association controlled by such a qualifying U.S. BHC or U.S. SLHC; and (iii) any U.S. BHC or U.S. SLHC whose U.S. depository institution subsidiaries are the subject of an application under Section 4( c )(8) of the Bank Holding Company Act; except that QFI shall not mean any BHC, SLHC, bank or savings association that is controlled by a foreign bank or company.  For purposes of this program, “U.S. bank”, “U.S. savings association”, “U.S. BHC” and “U.S. SLHC” means a bank, savings association, BHC or SLHC organized under the laws of the United Sates or any State of the United States, the District of Columbia, any territory or possession of the United States, Puerto Rico, Northern Mariana Islands, Guam, American Samoa, or the Virgin Islands.  The United States Department of the Treasury will determine eligibility and allocation for QFls after consultation with the appropriate Federal banking agency.

Initial Holder:	United States Department of the Treasury (the “UST”).

Size:	QFls may sell preferred to the UST subject to the limits and terms described below.

Each QFI may issue an amount of Senior Preferred equal to not less than 1% of its risk-weighted assets and not more than the lesser of (i) $25 billion and (ii) 3% of its risk-weighted assets.

Security:
Senior Preferred, liquidation preference $1,000 per share.  (Depending upon the QFl’s available authorized preferred shares, the UST may agree to purchase Senior Preferred with a higher liquidation preference per share, in which case the UST may require the QFI to appoint a depositary to hold the Senior Preferred and issue depositary receipts.)

Ranking:	Senior to common stock and pari passu with existing preferred shares other than preferred shares which by their terms rank junior to any existing preferred shares.

Regulatory Capital Status:	Tier 1.

Term:	Perpetual life.

Dividend:
The Senior Preferred will pay cumulative dividends at a rate of 5% per annum until the fifth anniversary of the date of this investment and thereafter at a rate of 9% per annum.  For Senior Preferred issued by banks which are not subsidiaries of holding companies, the Senior Preferred will pay non-cumulative dividends at a rate of 5% per annum until the fifth anniversary of the date of this investment and thereafter at a rate of 9% per annum.  Dividends will be payable quarterly in arrears on February 15, May 15, August 15 and November 15 of each year.

Redemption:
Senior Preferred may not be redeemed for a period of three years from the date of this investment, except with the proceeds from a Qualified Equity Offering (as defined below) which results in aggregate gross proceeds to the QFI of not less than 25% of the issue price of the Senior Preferred.  After the third anniversary of the date of this investment, the Senior Preferred may be redeemed, in whole or in part, at any time and from time to time, at the option of the QFI.  All redemptions of the Senior Preferred shall be at 100% of its issue price, plus (i) in the case of cumulative Senior Preferred, any accrued and unpaid dividends and (ii) in the case of non-cumulative Senior Preferred, accrued and unpaid dividends for the then current dividend period (regardless of whether any dividends are actually declared for such dividend period), and shall be subject to the approval of the QFl’s primary federal bank regulator.

“Qualified Equity Offering” shall mean the sale by the QFI after the date of this investment of Tier 1 qualifying perpetual preferred stock or common stock for cash.

Following the redemption in whole of the Senior Preferred held by the UST, the QFI shall have the right to repurchase any other equity security of the QFI held by the UST at fair market value.

Restrictions on Dividends:
For as long as any Senior Preferred is outstanding, no dividends may be declared or paid on junior preferred shares, preferred shares ranking pari passu with the Senior Preferred, or common shares (other than in the case of pari passu preferred shares, dividends on a pro rata basis with the Senior Preferred), nor may the QFI repurchase or redeem any junior preferred shares, preferred shares ranking pari passu with the Senior Preferred or common shares, unless (i) in the case of cumulative Senior Preferred all accrued and unpaid dividends for all past dividend periods on the Senior Preferred are fully paid or (ii) in the case of non-cumulative Senior Preferred the full dividend for the latest completed dividend period has been declared and paid in full.

Common dividends:
The UST’s consent shall be required for any increase in common dividends per share until the third anniversary of the date of this investment unless prior to such third anniversary the Senior Preferred is redeemed in whole or the UST has transferred all of the Senior Preferred to third parties.

Repurchases:
The UST’s consent shall be required for any share repurchases (other than (i) repurchases of the Senior Preferred and (ii) repurchases of junior preferred shares or common shares in connection with any benefit plan in the ordinary course of business consistent with past practice) until the third anniversary of the date of this investment unless prior to such third anniversary the Senior Preferred is redeemed in whole or the UST has transferred all of the Senior Preferred to third parties.  In addition, there shall be no share repurchases of junior preferred shares, preferred shares ranking pari passu with the Senior Preferred, or common shares if prohibited as described above under “Restrictions on Dividends”.

Voting rights:
The Senior Preferred shall be non-voting, other than class voting rights on (i) any authorization or issuance of shares ranking senior to the Senior Preferred, (ii) any amendment to the rights of Senior Preferred, or (iii) any merger, exchange or similar transaction which would adversely affect the rights of the Senior Preferred.

If dividends on the Senior Preferred are not paid in full for six dividend periods, whether or not consecutive, the Senior Preferred will have the right to elect 2 directors.  The right to elect directors will end when full dividends have been paid for four consecutive dividend periods.

Transferability:
The Senior Preferred will not be subject to any contractual restrictions on transfer.  The QFI will file a shelf registration statement covering the Senior Preferred as promptly as practicable after the date of this investment and, if necessary, shall take all action required to cause such shelf registration statement to be declared effective as soon as possible.  The QFI will also grant to the UST piggyback registration rights for the Senior Preferred and will take such other steps as may be reasonably requested to facilitate the transfer of the Senior Preferred including, if requested by the UST, using reasonable efforts to list the Senior Preferred on a national securities exchange.  If requested by the UST, the QFI will appoint a depositary to hold the Senior Preferred and issue depositary receipts.

Executive Compensation:
As a condition to the closing of this investment, the QFI and its senior executive officers covered by the EESA shall modify or terminate all benefit plans, arrangements and agreements (including golden parachute agreements) to the extent necessary to be in compliance with, and following the closing and for so long as UST holds any equity or debt securities of the QFI, the QFI shall agree to be bound by, the executive compensation and corporate governance requirements of Section 111 of the EESA and any guidance or regulations issued by the Secretary of the Treasury on or prior to the date of this investment to carry out the provisions of such subsection.  As an additional condition to closing, the QFI and its senior executive officers covered by the EESA shall grant to the UST a waiver releasing the UST from any claims that the QFI and such senior executive officers may otherwise have as a result of the issuance of any regulations which modify the terms of benefits plans, arrangements and agreements to eliminate any provisions that would not be in compliance with the executive compensation and corporate governance requirements of Section 111 of the EESA and any guidance or regulations issued by the Secretary of the Treasury on or prior to the date of this investment to carry out the provisions of such subsection.

Summary of Warrant Terms

Warrant:
The UST will receive warrants to purchase a number of shares of common stock of the QFI having an aggregate market price equal to 15% of the Senior Preferred amount on the date of investment, subject to reduction as set forth below under “Reduction”.  The initial exercise price for the warrants, and the market price for determining the number of shares of common stock subject to the warrants, shall be the market price for the common stock on the date of the Senior Preferred investment (calculated on a 20-trading day trailing average), subject to customary anti-dilution adjustments.  The exercise price shall be reduced by 15% of the original exercise price on each six-month anniversary of the issue date of the warrants if the consent of the QFI stockholders described below has not been received, subject to a maximum reduction of 45% of the original exercise price.

Term:	10 years

Exercisability:	Immediately exercisable, in whole or in part

Transferability:
The warrants will not be subject to any contractual restrictions on transfer; provided that the UST may only transfer or exercise an aggregate of one-half of the warrants prior to the earlier of (i) the date on which the QFI has received aggregate gross proceeds of not less than 100% of the issue price of the Senior Preferred from one or more Qualified Equity Offerings and (ii) December 31, 2009.  The QFI will file a shelf registration statement covering the warrants and the common stock underlying the warrants as promptly as practicable after the date of this investment and, if necessary, shall take all action required to cause such shelf registration statement to be declared effective as soon as possible.  The QFI will also grant to the UST piggyback registration rights for the warrants and the common stock underlying the warrants and will take such other steps as may be reasonably requested to facilitate the transfer of the warrants and the common stock underlying the warrants.  The QFI will apply for the listing on the national exchange on which the QFl’s common stock is traded of the common stock underlying the warrants and will take such other steps as may be reasonably requested to facilitate the transfer of the warrants or the common stock.

Voting:	The UST will agree not to exercise voting power with respect to any shares of common stock of the QFI issued to it upon exercise of the warrants.

Reduction:
In the event that the QFI has received aggregate gross proceeds of not less than 100% of the issue price of the Senior Preferred from one or more Qualified Equity Offerings on or prior to December 31, 2009, the number of shares of common stock underlying the warrants then held by the UST shall be reduced by a number of shares equal to the product of (i) the number of shares originally underlying the warrants (taking into account all adjustments) and (ii) 0.5.

Consent:
In the event that the QFI does not have sufficient available authorized shares of common stock to reserve for issuance upon exercise of the warrants and/or stockholder approval is required for such issuance under applicable stock exchange rules, the QFI will call a meeting of its stockholders as soon as practicable after the date of this investment to increase the number of authorized shares of common stock and/or comply with such exchange rules, and to take any other measures deemed by the UST to be necessary to allow the exercise of warrants into common stock.

Substitution:
In the event the QFI is no longer listed or traded on a national securities exchange or securities association, or the consent of the QFI stockholders described above has not been received within 18 months after the issuance date of the warrants, the warrants will be exchangeable, at the option of the UST, for senior term debt or another economic instrument or security of the QFI such that the UST is appropriately compensated for the value of the warrants, as determined by the UST.

Revocable Proxy solicited by the Board of Directors for the Special Meeting of Shareholders of First Northern Community Bancorp to be held on February 26, 2009.

   The undersigned hereby appoint(s) Owen J. Onsum and Louise A. Walker, and either of them, each with full power of substitution as proxy for the undersigned, to attend the Special Meeting of the Shareholders of First Northern Community Bancorp to be held at the First Northern Bank Operations Center, 210 Stratford Avenue, Dixon, California, at 9:00 a.m. on Thursday, February 26, 2009, and any adjournment thereof, and to vote the number of shares the undersigned would be entitled to vote if personally present as indicated below.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ALL PROPOSALS LISTED BELOW:

(1)
Proposal to amend Article 4 of our Articles of Incorporation to authorize the issuance of up to 18,500 shares of preferred stock, which First Northern Community Bancorp may only use to participate in the Capital Purchase Program.

r    FOR                                  r AGAINST                                     r ABSTAIN

(2)
Proposal to amend Article 5 of First Northern Community Bancorp’s Articles of Incorporation to create an exception to the preemptive rights provided to our shareholders with respect to the common stock subject to the warrants that would be issued to the Treasury pursuant to the Capital Purchase Program.

r    FOR                                  r AGAINST                                     r ABSTAIN

(3)
Proposal to approve the adjournment or postponement of the Special Meeting, if necessary, to solicit additional proxies, in the event (a) there are not sufficient votes at the time of the Special Meeting to adopt Proposals 1 or 2, or (b) a quorum is not present at the time of the Special Meeting.

     r    FOR                                  r AGAINST                                      r ABSTAIN

(4)	In their discretion, the proxyholders are authorized to vote upon such other business as may properly come before the meeting.

     r    FOR                                r AGAINST                                          r ABSTAIN

This Proxy when properly executed will be voted in the manner directed by the undersigned shareholder.  If this Proxy is properly executed but no direction is made, this Proxy will be voted in accordance with the recommendations of the Board of Directors, FOR Proposal 1, FOR Proposal 2 and FOR Proposal 3 and with respect to any other business properly brought before the Special Meeting or any adjournment, in accordance with the discretion of the proxyholders.

Please sign exactly as name appears below.  When shares are held by joint tenants, both must sign.  When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.  If a corporation, please sign in full corporate name by President or other authorized officer, stating officer’s title.  If a partnership, please sign in partnership name by authorized person.

Dated: ___________________, 2009	Signed _________________________________________
Dated: ___________________, 2009	Signed _________________________________________

r	I/We expect to attend the meeting	r	I/We do not expect to attend.

PLEASE PROMPTLY COMPLETE THIS PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE.

Name on account and number of shares
as of December 30, 2008